Exhibit 5.1

January 7, 2022

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Repro Med Systems, Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to (a) the offer and sale of (i) 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable under the Repro Med Systems, Inc. 2021 Omnibus Equity Incentive Plan (the “Omnibus Plan”), (ii) 83,000 shares of Common Stock issuable under the Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (the “2015 Plan”), and (iii) 3,672,500 shares of Common Stock issuable upon the exercise of outstanding stock options issued pursuant to the 2015 Plan, and (b) the resale by the selling stockholders described in the Registration Statement (the “Selling Stockholders”) of (i) up to 3,672,500 shares of Common Stock issuable upon the exercise of stock options by the Selling Stockholders, and (ii) up to an aggregate 1,000,000 shares issued pursuant to the individual Restricted Stock Agreement (Time-Based), individual Restricted Stock Agreement (Market Cap Growth) and individual Restricted Stock Agreement (Net Sales Growth), each dated as of April 12, 2021 between the Company and Linda Tharby, in each case as described in the reoffer prospectus (the “Reoffer Prospectus”) included in the Registration Statement. In this opinion, we refer to the shares of Common Stock described in (a) and (b)(i) above as the “Plan Shares” and the shares of Common Stock described in (b)(ii) above as the “Issued Shares”.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate”), (3) the Company’s Amended and Restated By-laws (the “Bylaws”), (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the persons executing the documents examined by us have the legal capacity to execute such documents; (e) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (f) the Plan Shares and the Issued Shares will be or have been, as applicable, issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Repro Med Systems, Inc.

January 7, 2022

Based on such examination, we are of the opinion that:

1.	The Plan Shares have been duly authorized by the Company and, when issued by the Company and delivered to participants in accordance with the provisions of the Omnibus Plan or the 2015 Plan, as applicable, will be validly issued, fully paid and non-assessable.

2.	The Issued Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

We express no opinion as to the laws of any jurisdiction other than the State of New York.

Very truly yours,

/s/ Royer Cooper Cohen Braunfeld LLC